Exhibit 2.3

EXECUTION VERSION

SECOND AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

This SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Second Amendment”) is entered into as of May 31, 2021, by and among TPG Pace Beneficial Finance Corp., an exempted company incorporated in the Cayman Islands with limited liability under company number 353463 (“SPAC”), Edison Holdco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Dutch Holdco”), New TPG Pace Beneficial Finance Corp., an exempted company incorporated in the Cayman Islands with limited liability under company number 368739 (“New SPAC”), ENGIE New Business S.A.S., a société par actions simplifiée organized and existing under the laws of France (“Seller”), and EV Charged B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (the “Company” and together with SPAC, Dutch Holdco, New SPAC, Seller and the Company, collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of December 10, 2020, as amended by that certain First Amendment to Business Combination Agreement, dated as of March 15, 2021 (collectively, and as may be further amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 9.04 thereof as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1. Amendments.

(a) Section 9.01(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) by either SPAC or Seller if the Closing shall not have occurred prior to August 6, 2021 (subject to extension as set forth below, the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any Party that either directly or indirectly through its Affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; provided, further, that SPAC, in its sole discretion, shall be entitled to extend the Outside Date until the satisfaction of the condition to Closing set forth in Section 8.01(h);

(b) Section 9.01 of the Agreement is hereby amended by the addition of the following Section 9.01(g):

(g) by SPAC in its sole discretion at any time (x) during the fifteen (15) Business Day period following the date on which the Company delivers to SPAC copies of its audited financial statements as of and for the year ended December 31, 2020 pursuant to Section 7.13(f) and Section 8.02(e), together with the associated audit reports and executed audit opinion of the Company’s independent registered public accounting firm (collectively, the “2020 Audit”) or (y) following the Outside Date to the extent the Company has not delivered the 2020 Audit to SPAC as of such time.

(c) Section 9.03 of the Agreement is hereby amended and restated in its entirety as follows:

SECTION 9.03 Expenses. Except as set forth in this Section 9.03 or as otherwise set forth in this Agreement (including Section 7.13), all expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses; provided that if the Closing shall occur, Dutch Holdco shall pay or cause to be paid, (i) the SPAC Transaction Expenses and (ii) except as set forth in this Agreement (including Section 7.13), the Company Transaction Expenses; provided, further, that in the event that this Agreement is terminated in accordance with Section 9.01, as a reimbursement of certain expenses incurred and to be incurred by SPAC in connection with this Agreement and the Transactions, Seller shall make or cause to be made to SPAC, within twelve (12) Business Days of such termination, (x) a cash payment equal to EUR 4,500,000 by wire transfer of immediately available funds to an account designated in writing by SPAC and (y) an additional cash payment equal to EUR 6,000,000 (or EUR 7,500,000 if SPAC and Seller had mutually agreed to extend the Outside Date to August 31, 2021 or a later date prior to such termination) by wire transfer of immediately available funds to an account designated in writing by SPAC in the event that, as of the time of such termination, (1) the Company has failed to deliver the 2020 Audit to SPAC or (2) (A) SPAC has delivered to Seller prior to the date of such termination a bona fide written proposal that it believes reflects a good faith offer regarding the terms (including revised economic terms) of the transactions contemplated by this Agreement, taking into account the revisions to the Company’s financial statements, outlook and liabilities subsequent to December 10, 2020 and the terms of any remediation plan proposed by Seller, and (B) such offer has not been accepted by Seller. SPAC shall use commercially reasonable efforts following any such termination to deliver reasonable documentation of its transaction expenses. The cash payments contemplated by clauses (x) and (y) of this Section 9.03 shall be referred herein as the “Expenses Reimbursement.”

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(d) Section 7.09 of the Agreement is hereby amended and restated in its entirety as follows:

SECTION 7.09 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of SPAC and Seller. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the New York Stock Exchange (i) each Party shall consult with each other Party before issuing any press release or otherwise making any public statements (including through social media platforms) with respect to this Agreement and the Transactions, and (ii) shall not issue any such press release or make any such public statement (including through social media platforms) without the prior written consent of the other Parties. Furthermore, nothing contained in this Section 7.09 shall prevent SPAC or the Company and/or their respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other Party in accordance with this Section 7.09. For the avoidance of doubt, in case this Agreement is terminated pursuant to Section 9.01, any press release or other public statements made by any Party in connection with or following such termination shall be made in accordance with this Section 7.09.

2. Confirmation. Except as otherwise provided herein, the provisions of the Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Second Amendment.

3. Governing Law; Waiver of Jury Trial. Section 10.06 and Section 10.07 of the Agreement are hereby incorporated by reference into this Second Amendment, mutatis mutandis.

4. Headings. The descriptive headings contained in this Second Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Second Amendment.

5. Counterparts. This Second Amendment may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, SPAC, Dutch Holdco, New SPAC, Seller and the Company have caused this Second Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

TPG PACE BENEFICIAL FINANCE CORP.

By	/s/ Eduardo Tamraz
Name:	Eduardo Tamraz
Title:	Secretary

EDISON HOLDCO B.V.

By	/s/ Eduardo Tamraz
Name:	Eduardo Tamraz
Title:	Managing Director

NEW TPG PACE BENEFICIAL FINANCE CORP.

By	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

ENGIE NEW BUSINESS S.A.S.

By	/s/ Yves Le Gélard
Name:	Yves Le Gélard
Title:	Chairman

SIGNATURE PAGE TO

SECOND AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

EV CHARGED B.V.

By	/s/ Hugo Pereira
Name:	Hugo Pereira
Title:	Director

By	/s/ Peter Van Praet
Name:	Peter Van Praet
Title:	Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO

BUSINESS COMBINATION AGREEMENT